Exhibit 31.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER AND PRINCIPAL ACCOUNTING OFFICER OF THE COMPANY PURSUANT TO SECURITIES EXCHANGE ACT RULES 13A-14 AND 15D-14

CERTIFICATION

I, Thomas J. Meshako, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Merchants Bancshares, Inc.; and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:    March 17, 2015

/s/ Thomas J. Meshako

Thomas J. Meshako

Chief Financial Officer and Treasurer

Principal Accounting Officer